SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 13, 2001

(Date of Report)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

410 West Harrison Street, Seattle, Washington     98119-4007

(Address of principal executive offices)                   (Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     At its meeting on September 13, 2001, the Board of Directors designated the following new officers of NeoRx:

     Richard L. Anderson — Senior Vice-President, Chief Financial Officer and Secretary. Mr. Anderson has been an employee of NeoRx since 1997. He served as NeoRx’s President and Chief Operating Officer from December 1998 to March 2001. Prior thereto, he was Senior Vice President, Finance and Operations and Chief Financial Officer from September 1997 to December 1998, and Senior Vice President and Chief Financial Officer from January 1996 to August 1997. Mr. Anderson holds an M.S. degree in Management from Johns Hopkins University, an M.S. degree in Solid State Physics from the University of Maryland, a B.S. in Physics from Bucknell University and is a Certified Public Accountant.

     Linda T. Findlay — Vice-President, Human Resources. Ms. Findlay joined NeoRx in May 2000 as Director of Human Resources. From March 1994 to May 2000, she was employed as Vice President of Human Resources at Danzas Corporation, a global logistics company and a subsidiary of Deutsche Post. In this role, Ms. Findlay was responsible for leading and managing the human resource function for over 50 offices in the United States and Canada. Ms. Findlay holds an M.S. degree in Human Resource Management from Seattle Pacific University and a B.S. degree in Political Science from the University of Washington. She is certified as a Senior Professional in Human Resources.

     Leslie J. Sabo — Vice-President, Manufacturing. Mr. Sabo joined NeoRx in April 2001 as Director of Radiopharmaceutical Manufacturing, responsible for the activities at the manufacturing plant in Denton, Texas. Prior to joining the Company, Mr. Sabo was employed by Mallinckrodt, Inc. for 21 years, most recently as the Director of Operations for the Mallinckrodt nuclear medicine operation. Mr. Sabo has a B.A. degree in Chemistry from Southern Illinois University.

     In addition, the Board of Directors changed the titles of certain existing officers of the Company as set forth below. It is not expected that the current duties and responsibilities of these officers will materially change.

     Karen Auditore-Hargreaves — Senior Vice-President, Research and Development

     Becky J. Bottino — Senior Vice-President, Technical Operations

     Melinda G. Kile — Vice-President and Controller

     On July 23, 2001, the Board also appointed Dr. Richard Ghalie as Vice President of Medical Affairs of NeoRx. Prior to joining NeoRx, Dr. Ghalie was Senior Franchise Medical

     Director, Specialty Therapeutics at Immunex, Inc. from November, 2000 to July, 2001. He has also held the following positions at Immunex: Senior Director Pharmaceutical Development from November 1999 to October 2000, Medical Director of Clinical Development from April 1995 to October 1999 and Associate Medical Director Clinical Development September 1994 to March 1995. In these positions, Dr. Ghalie provided medical leadership and directed numerous clinical programs for agents in oncology, neurology and tumor immunology. Dr. Ghalie received an M.D. from Saint-Joseph University, School of Medicine, Lebanon; an M.S. from the University of Paris VII, France; an Advanced Degree in Statistics and Epidemiology from the University of Paris XI, France; and an MBA from the University of Washington.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: September 21, 2001	By	/s/ RICHARD L. ANDERSON

Richard L. Anderson Senior VP, CFO and Secretary